Exhibit 107

Calculation of Filing Fee Tables

424B7

(Form Type)

Sun Communities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(c)(1)	2,318,901(2)	$113.09(3)	$262,244,514(4)	0.00014760	$38,707.29

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		$38,707.29

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$37,024.47(5)

	Net Fee Due							$1,682.82

Table 2: Fee Offset Claims and Sources

Rule 457(p)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fees Offset Claims	Sun Communities, Inc.	424(b)(7)	333-255020	April 5, 2021		$25,746.83(5)	Equity	Common Stock, $0.01 par value per share	1,577,176	$235,992,845

	Sun Communities, Inc.	424(b)(7)	333-255020	March 17, 2022		$2,252.25(5)	Equity	Common Stock, $0.01 par value per share	141,025	$24,287,325

	Sun Communities, Inc.	424(b)(7)	333-255020	April 5, 2023		$9,025.39(5)	Equity	Common Stock, $0.01 par value per share	588,236	$81,900,098

Fees Offset Sources	Sun Communities, Inc.	424(b)(7)	333-255020		April 5, 2021						$42,830(5)

	Sun Communities, Inc.	424(b)(7)	333-255020		March 17, 2022						$2,323(5)

	Sun Communities, Inc.	424(b)(7)	333-255020		April 5, 2023						$9,025.39(5)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Sun Communities, Inc. (the “Registrant”) (Commission File No. 1-12616) initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-278371), filed on March 29, 2024.

(2)

Consists of 2,318,901 shares of common stock of Sun Communities, Inc., issuable upon the exchange of Series A-1 preferred OP units, Series A-3 preferred OP units, Series C preferred OP units, Series D preferred OP units, Series F preferred OP units, Series G preferred OP units, Series H preferred OP units, Series J preferred OP units, Series K preferred OP units and Series L preferred OP units issued by Sun Communities Operating Limited Partnership.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low prices reported for our common stock on the New York Stock Exchange on May 1, 2024.

(4)	The registration fee has been calculated and is being paid in accordance with Rules 457(r) and 456(b) under the Securities Act.
(5)

The Registrant previously paid (i) a filing fee of $42,830 in connection with the registration of 2,623,641 shares of common stock that were registered under the Registrant’s prospectus supplement pursuant to Rule 424(b)(7) filed on April 5, 2021 (the “2021 Resale Prospectus”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-255020), filed with the Securities and Exchange Commission on April 2, 2021 (the “Prior Registration Statement”), (ii) a filing fee of $2,323 in connection with the registration of 145,455 shares of common stock that were registered under the Registrant’s prospectus supplement pursuant to Rule 424(b)(7) filed on March 17, 2022 (the “2022 Resale Prospectus”) pursuant to the Prior Registration Statement, and (iii) a filing fee of $9,025.39 in connection with the registration of 588,236 shares of common stock that were registered under the Registrant’s prospectus supplement pursuant to Rule 424(b)(7) filed on April 5, 2023 (the “2023 Resale Prospectus”) pursuant to the Prior Registration Statement. The offering of shares of common stock under the 2021 Resale Prospectus, the 2022 Resale Prospectus and the 2023 Resale Prospectus has been terminated prior to the date of this prospectus supplement. Pursuant to Rule 457(p), the filing fee currently due hereunder may be offset against the filing fees associated with the unsold securities under the 2021 Resale Prospectus, the 2022 Resale Prospectus and the 2023 Resale Prospectus.